Exhibit 10.1

MONOGRAM BIOSCIENCES, INC.

and

HIGHBRIDGE INTERNATIONAL LLC

SECURITIES PURCHASE AGREEMENT

Dated as of January 11, 2007

0% Convertible Senior Unsecured Notes due 2026

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 11, 2007, by and between Monogram Biosciences, Inc., a Delaware corporation (the “Company”), and Highbridge International LLC (the “Buyer”).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. In accordance with the terms and conditions of this Agreement, for an aggregate purchase price of $22,542,578.11, the Company has agreed to issue and sell, and the Buyer has agreed to purchase, Thirty Million United States Dollars ($30,000,000) principal amount of the Company’s 0% Convertible Senior Unsecured Notes due 2026 (such 0% Convertible Senior Unsecured Notes, substantially in the form attached as Exhibit A to the Indenture (as defined below), as such form of Note may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Notes”), which shall be convertible into shares of the common stock, $0.001 par value per share (the “Common Stock”), of the Company. The Notes will be issued pursuant to an Indenture, dated as of January 12, 2007 (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), substantially in the form attached hereto as Exhibit A.

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide the Buyer with the benefit of certain registration rights under the Securities Act and applicable state securities laws, on the terms and subject to the conditions set forth therein, collectively with this Agreement, the Indenture, the Notes and the Registration Rights Agreement and each of the other agreements entered into in connection with the transactions contemplated by this Agreement, the “Transaction Documents”).

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

SECTION 1. Purchase and Sale of Notes.

(a) Purchase of Notes. Subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in Sections 5 and 6 of this Agreement, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, the Notes (the “Closing”).

(b) The Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., San Francisco time, on the date of this Agreement or at such other time as the parties may agree, subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in Sections 5 and 6 of this Agreement. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, or at such other location as the parties may agree.

(c) Form of Payment. On the Closing Date, (i) the Buyer shall pay $22,500,000 to the Company for the Notes by wire transfer of immediately available funds in accordance with the Company’s written wire instructions attached hereto on Schedule A, or through book-entry settlement procedures, as applicable and (ii) the Company shall issue to the Buyer properly authenticated Notes (in the denominations of not less than One Thousand United States Dollars ($1,000) as the Buyer shall reasonably request) representing the principal amount of Notes which the Buyer is purchasing hereunder, duly executed on behalf of the Company and registered in the name of the Buyer; provided, that Notes eligible for services through The Depository Trust Company (“DTC”) shall be issued, countersigned, registered and delivered in global certificate form through the facilities at DTC in such names, denominations and account as the Buyer shall specify.

SECTION 2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that as of the date hereof, and as of the Closing Date:

(a) Investment Purpose. The Buyer is acquiring the Notes for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Notes or the shares of Common Stock issued upon conversion of the Notes, including any Additional Shares (as defined in the Indenture) (collectively, the “Conversion Shares” and, together with the Notes, the “Securities”) for any minimum or other specific term and reserves the right to dispose of the Securities at any time; provided, further, that Buyer agrees that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Buyer is not a registered broker-dealer. The Buyer is purchasing the Securities in the ordinary course of business, and has no agreement or understanding, directly or indirectly, with any person to distribute the Securities.

(b) Accredited Investor and Qualified Institutional Buyer Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and a “qualified institutional buyer” as that term is defined in Rule 144A(a) under the Securities Act as of the date of this Agreement and was not organized for the specific purpose of acquiring the Securities.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Buyer set forth herein and in the applicable Note in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer acknowledges that it (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering, (iii) has had access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, (iv) can bear the economic risk of a total loss of its investment in the Securities and (v) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company’s representations and warranties contained in this Agreement or any other Transaction Document and the Buyer’s right to rely thereon.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Buyer understands that the Notes and, upon issuance, the Conversion Shares, shall constitute “restricted securities” under Rule 144 of the Securities Act. The Buyer also understands that, except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act. In that connection, the Buyer is aware of Rule 144 and Rule 144A under the Securities Act and the restrictions imposed thereby.

(g) Authorization; Enforcement; Validity. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Registration Rights Agreement have been duly executed by the Buyer, and when delivered by the Buyer in accordance with terms hereof, will constitute the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(h) Residency. The Buyer is a resident of Cayman Islands.

(i) No Conflicts. The execution and performance of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which the Buyer is a party or is bound thereby, any court order or judgment addressed to the Buyer, or the constituent documents of the Buyer except for such conflicts which would not, individually or in the aggregate, have a material adverse effect on the Buyer’s authority or ability to perform its obligations under this Agreement or the Registration Rights Agreement.

(j) Additional Acknowledgement. The Buyer acknowledges that it has independently evaluated the merits of the transactions contemplated by the Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby. The Buyer acknowledges and agrees that it is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that it is not (i) an officer or director of the Company, (ii) to the knowledge of the Buyer, an “affiliate” of the Company (as defined in Rule 144) or (iii) a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Buyer acknowledges and agrees that the Company makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

(k) General Solicitation. The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(l) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales (as defined below) involving the Company’s securities) since the time that the Buyer was first contacted by the Company or Piper Jaffray (as defined below) regarding an investment in the Company. The Buyer covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. As used herein, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

SECTION 3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule delivered concurrently to Buyer (the “Disclosure Schedule”), as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted except as would not, individually or in the aggregate, have a Material

Adverse Effect. Copies of the Company’s Certificate of Incorporation and Bylaws, and all amendments thereto, have been filed as exhibits to the Company’s SEC Documents (as defined in Section 3(f) of this Agreement), are in full effect and have not been modified. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, prospects, results of operations or condition (financial or otherwise) of the Company, taken as a whole, (ii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company does not have any subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents, and to issue and sell the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance and repayment of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof and the registration for resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement), have been duly authorized by the Company’s Board of Directors and (other than the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement) no further filing, consent or authorization is required of the Company, Company’s Board of Directors or shareholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization. Except for any shares issuable upon exercise of options issued pursuant to employee benefit or other plans disclosed in Section 3(c) of the Disclosure Schedule, the capitalization of the Company is as described in Section 3(c) of the Disclosure Schedule. All of the Company’s outstanding shares have been validly issued and are fully paid and nonassessable and were issued in accordance with applicable federal and state securities laws. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on The NASDAQ Global Market (the “Principal Market”). Except for rights created pursuant to the Transaction Documents or as set forth in Section 3(c) of the Disclosure Schedule, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances created by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the

Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company (other than any such options, warrants, scrip, rights, calls, commitments, securities, understandings and arrangements outstanding under plans disclosed in Section 3(c) of the Disclosure Schedule); (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (viii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (ix) the Company does not have any stock appreciation rights or “phantom” stock plans or agreements or any similar plan or agreement; (x) the Company have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s business and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company taken as a whole; and (xi) the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person or entity the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Buyer, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company. As of the Closing, at least 13,251,762 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(d) of this Agreement) will have been duly authorized and reserved for issuance (i) upon conversion of the Notes and (ii) upon issuance of Additional Shares pursuant to the terms of the Indenture. Upon issuance of the Notes in accordance with this Agreement and conversion or issuance in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, other than any liens or encumbrances created by or imposed by the Buyer, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or which have been waived in writing; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or by which any property or asset of the Company is bound or affected except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is not in violation of any material term of or in default under its Certificate of Incorporation or Bylaws. The Company is not in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the Securities Act or as required by Blue Sky filings (but only to the extent that such filings may be made after the Closing), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and copies of such consents, authorizations, orders, filings and registrations have been delivered to the Buyer. The Company is not in violation of the listing requirements of the Principal Market, has no actual knowledge of any facts which could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future and since December 31, 2005, the Common Stock has been designated for quotation on the Principal Market. The Company is not in violation of any covenants or other terms of its outstanding indebtedness for borrowed money, which could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no facts or circumstances which are reasonably likely to give rise to any of the foregoing events set forth in this paragraph.

(f) SEC Documents; Financial Statements. For the two (2) years preceding the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act applicable to such SEC Document and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading. As of their respective dates, as amended, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto. Such financial statements, as amended, have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. PriceWaterhouseCoopers LLP are independent public accountants as required by the Exchange Act. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Documents. No other written information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file, any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the Commission under the Exchange Act or described in a Current Report on Form 8-K filed by the Company. Except for the issuance of the Notes contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that is required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed. The Company has no reason to believe that its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company’s financial statements which shall be included in the Registration Statement (as such term is defined in the Registration Rights Agreement).

(g) Absence of Litigation. Except as disclosed in Section 3(g) of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company or any of the Company’s officers or directors in their capacities as such that would have a Material Adverse Effect.

(h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(i) Intellectual Property Rights. The Company possesses, licenses or can acquire or make use of on reasonable terms, adequate rights or licenses to use all trademarks, trade names, trade dress, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, technology licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct its businesses as now conducted and as currently contemplated to be conducted by them as described in the SEC Documents, except where the failure to currently own or possess Intellectual Property would not have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company of Intellectual Property rights of others, or of any development of similar or identical trade secrets or technical information by others, except where such infringement would not have a Material Adverse Effect. There is no claim, action or proceeding being made by the Company regarding the Intellectual Property rights of the Company or to the Company’s knowledge, brought or currently threatened against the Company regarding the Intellectual Property rights of or the use of any Intellectual Property by the Company of any third party that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(j) Brokers and Finders. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. Except for fees payable to Piper Jaffray & Co., the exclusive placement agent engaged by the Company with respect to the offer and sale of the Notes (“Piper Jaffray”) as placement agent, no brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(k) Absence of Certain Changes. Except as disclosed in the SEC Documents available on the EDGAR system, since December 31, 2005, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law and the Company does not have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person (i) the present fair saleable value of the such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(w)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l) No Material Non-Public Information. Except for the issuance of the Securities and the transactions contemplated by this Agreement and the Company’s intended use of the net proceeds from the sale of the Notes (which such information shall be fully disclosed in the Current Report on Form 8-K filed pursuant to Section 4(f)hereof), the Company has not provided the Buyer with information that constitutes or could reasonably be expected to constitute material non-public information. The Company understands and confirms that the Buyer will rely on the representations set forth in Section 3 in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(m) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company acknowledges and agrees that the Buyer has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(n) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Indenture and the

Notes is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(o) Internal Accounting Controls and Disclosure Controls. Except as disclosed in Section 3(o) of the Disclosure Schedule, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof the Company has not received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

(q) Rule 144A. The Notes satisfy the requirements set forth in Rule l44A(d)(3) under the Securities Act.

(r) Trust Indenture Act. Assuming the accuracy of the representations of the Buyer contained in Section 2 hereof and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(s) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(t) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(v), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(w) Indebtedness and Other Contracts. Except as disclosed in Disclosure Schedule Section 3(w), the Company (i) does not have any outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Disclosure Schedule Section 3(w) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(x) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y) Employee Relations. (i) The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(ii) The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) Title. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(aa) Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(bb) Tax Status. The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc) Ranking of Notes. Except for the Senior Debt (as such term is defined in the Indenture) and except as set forth on Schedule (cc), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings under the Exchange Act, and is not so disclosed, and that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee) U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ff) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than payments due to Piper Jaffray upon the Closing, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than payments due to Piper Jaffray upon the Closing, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh) Acknowledgement Regarding Buyer’s Trading Activity. Except as set forth in Section 2(f) and Section 2(l), it is understood and acknowledged by the Company (i) that the Buyer has not been asked to agree, and the Buyer has not agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that the Buyer, and counter parties in “derivative” transactions to which the Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. Except as set forth in Section 2(l), the Company further understands and acknowledges that (a) the Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Indenture or any of the documents executed in connection herewith.

SECTION 4. Covenants.

(a) Obligations. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file timely a Form D with the Commission with respect to the Securities as required under Regulation D and to promptly provide a copy thereof to the Buyer. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b).

(c) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes to fund working capital requirements and for general corporate purposes. The Company may also use a portion of the net proceeds to in-license product candidates or to invest in or acquire businesses or technologies that it believes are complementary to is own.

(d) Reservation of Shares. The Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the sum of (i) the number of shares of Common Stock (the “Reservation Amount”) needed to provide for the issuance of the Conversion Shares upon conversion of all of the Notes and (ii) the maximum number of shares of Common Stock issuable as Additional Shares (as defined in the Indenture) pursuant to the terms of the Indenture without regard to any limitations on conversions.

(e) Listing. The Company shall promptly use its reasonable best efforts to promptly secure the listing of all of the Conversion Shares upon the Principal Market or such other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall use reasonable commercial efforts to maintain the Common Stock’s authorization for quotation or listing on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Filing of Form 8-K. By 8:30 a.m. (New York time) on the first Business Day following the execution of this Agreement, the Company shall (i) issue press releases disclosing the transactions contemplated hereby, and, (ii) file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby (and attach as exhibits thereto this Agreement, the Registration Rights Agreement, the form of Note, the form of Indenture and the Subordination Agreement dated as of January 12, 2007, by and among the Trustee, the Company and Pfizer Inc.). In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Principal Market. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Buyer (other than in the Registration Statement and any filings with the Commission made in respect of this transaction in accordance with the Exchange Act) or any regulatory agency or trading market, without the prior written consent of Buyer, except to the extent such disclosure is required by law or trading market regulations. “Business Day”

means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are required by law to remain closed.

(g) Stockholder Approval. In the event that Stockholder Approval is required pursuant to the rules of the Principal Market because the number of Conversion Shares and the maximum number of Additional Shares is greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (the “19.99% Rule”), the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company (the “Stockholders Meeting”), which meeting shall occur on or before ninety (90) days from the date of such determination (the “Stockholders Meeting Deadline”), a proxy statement, which has been previously reviewed by the Buyer and its counsel, soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall solicit its stockholders’ approval of such issuance of the Securities. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each six month period thereafter until such Stockholder Approval is obtained, provided that if the Company’s Board of Directors does not recommend to the stockholders that they approve the Resolutions at any such Stockholder Meeting and the Stockholder Approval is not obtained the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.

(h) Expenses. (i) The Company shall be responsible for the payment of any placement agent’s fees or commissions, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to Piper Jaffray. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Buyer may reasonably designate, (iii) in connection with the admission for trading of the Notes on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Notes for trading in the PORTAL Market or any appropriate market system), (iv) related to any filing with the National Association of Securities Dealers, Inc. and (v) in connection with satisfying its obligations under Section 4(r).

(i) Additional Securities; Variable Securities. For so long as the Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyer as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. The Company shall not issue, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any other securities in such a manner as would require the registration of the issuance of the Securities by the Company under purposes of any federal or state securities law or require stockholder approval under the rules and regulations of the Principal Market. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock, having a conversion, exchange or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes).

(j) Tax Matters. For United States Federal income tax purposes, the Company and the Buyer agree (i) to treat the Notes as indebtedness and (ii) to treat the Notes as having been issued for an aggregate purchase price of $22,500,000 and with an original issue discount which shall be amortized pursuant to the terms of the Indenture. If the Company shall be required to withhold or deduct any tax or other governmental charge from any payment made hereunder or under any Note to the Buyer, then, subject to the last sentence of this Section 4(k), the Company shall pay to the Buyer such additional amounts as are necessary such that the Buyer actually receives the amount the Buyer would have received if no such withholding or deduction had been required. If the Buyer is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-United States Buyer”), the Buyer shall deliver to the Company either (a) two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or (b) if the Buyer claims exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) with respect to payments of “portfolio interest”, a certificate in form and substance reasonably acceptable to the Company representing that such Non-United States Buyer is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), together with Internal Revenue Service Form W-8, in all cases, such forms and other documents being properly completed and duly executed by the Buyer. If the Buyer is not otherwise exempt from “back-up withholding” it shall deliver to the Company properly completed and duly executed Internal Revenue Service Form W-8 or W-9 indicating that the Buyer is subject to “back-up withholding” for United States Federal income tax purposes. The forms and other documents required to be delivered pursuant to the two preceding sentences shall be delivered within ten (10) days after the Closing Date. The Company shall not be required to pay any additional amounts (x) to the Buyer, in respect of United States Federal withholding tax or (y) to the Buyer, if a United States entity, in respect of United States Federal “back-up withholding” tax.

(k) Violation of Laws. The business of the Company and its subsidiaries, if any, shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l) CUSIP Numbers. The Company in issuing the Securities shall use “CUSIP” numbers (if then generally in use), and shall use such “CUSIP” numbers in notices to holders as a convenience to holders thereof; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to such holders and that reliance may be placed only on other identification numbers printed on such Securities, and any such Company action referenced in such notice (including, without limitation, redemption or automatic conversion of Notes) shall not be affected by any defect in or omission of such numbers.

(m) Nonpublic Information. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Buyer with any material, nonpublic information regarding the Company from and after the filing of the Current Report on Form 8-K with the Commission pursuant to Section 4(f) hereof without the express written consent of the Buyer; provided, however that the foregoing shall not restrict in any way the distribution of any information to the Buyer by the Company and its officers, directors, employees and agents (i) as reasonably required by the terms of the Transaction Documents or (ii) in connection with any request by or on behalf of the Company to waive, amend or modify any provision of the Transaction Documents. In the event of a breach of the foregoing covenant by the Company, or any of its officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, or any of its officers, directors, employees or agents. The Buyer shall have no liability to the Company, or any of its officers, directors, employees, stockholders or agents for any such disclosure. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Principal Market.

(n) [INTENTIONALLY OMITTED]

(o) Outstanding Common Stock. The Company shall, within two Business Days of receipt of a written request from the Buyer, inform the Buyer of the number of shares of Common Stock outstanding as of the most recent practicable date.

(p) Qualification Under Trust Indenture Act. Prior to any registration of the Notes or the Conversion Shares pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under Trust Indenture Act and to enter into any necessary supplemental indentures in connection therewith.

(q) Transfer Agent Instructions. The Company shall issue instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Buyer or its nominee(s), for the Conversion Shares and the Additional Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Notes and prior to issuance of the Additional Shares and in accordance with their respective terms (the “Transfer Agent

Instructions”), substantially in the form attached hereto as Exhibit C. Prior to transfer or sale pursuant to a registration statement or Rule 144 under the Securities Act of the Conversion Shares, all such certificates shall bear the restrictive legend specified in Section 2.5(h)(ii) of the Indenture. The Company represents and warrants that no instruction inconsistent with the Transfer Agent Instructions referred to in this Section 4(q) will be given by the Company to its transfer agent and that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Notes, the Indenture and the Registration Rights Agreement, and subject to the Securities Act. Subject to the Indenture, if the Buyer provides the Company with an opinion of counsel, in form and from counsel reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities can be made without registration under the Securities Act or that the Securities can be sold pursuant to Rule 144(k) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, and provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by the Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4(q) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4(q), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. As soon as practicable, but in no event later than five (5) Business Days after the Closing Date, the Company shall deliver the Transfer Agent Instructions, in the form of Exhibit C attached hereto, to the Company’s transfer agent.

(r) Financial Information. For so long as any Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(s) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any holder of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request, at the Buyer’s expense, in connection with a pledge of the Securities to such pledgee by such holder.

(t) Prohibition on Certain Additional Issuances of Securities.

(i) For purposes of this Section 4(t), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the date hereof until the ninetieth (90th) day after the Closing Date (the “Trigger Date”), the Company hereby agrees that, it will not, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Common Stock Equivalents, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (any actions set forth in clause (i) or (ii) hereof, being referred to as a “Subsequent Placement”), and (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or Common Stock Equivalents, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(iii) The restrictions contained in clause (ii) above shall not apply in connection with the issuance or registration of any shares of Common Stock issued or issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation or incentive plans or pursuant to options, warrants or rights outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof and prior to the Trigger Date).

(u) Blue Sky. The Company shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Buyer shall reasonably request and to continue such qualification in effect so long as reasonably required for re-sale of the Securities and to pay all related fees and expenses reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Buyer may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(v) Regulation M. The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

(w) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

SECTION 5. Conditions to the Company’s Obligation to Close. The obligation of the Company to issue and sell the Notes to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) Transaction Documents. The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Trustee shall have executed and delivered the Indenture to the Company.

(b) Payment of Purchase Price. The Buyer shall have delivered to the Company the purchase price for the Notes by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Schedule A.

(c) Representations and Warranties; Covenants. The representations and warranties of the Buyer shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)), and the Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) Nasdaq Listing. The Conversion Shares shall be listed on the Principal Market, subject to notice of issuance of the Conversion Shares.

SECTION 6. Conditions to The Buyer’s Obligation to Purchase. The obligations of the Buyer hereunder to purchase Notes from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Transaction Documents. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer. The Trustee shall have executed and delivered the Indenture to the Company.

(b) No Delisting of Common Stock. The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(c) Representations and Warranties; Covenants. The representations and warranties of the Company shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of this Agreement, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer, Chief Financial Officer or President of the Company, dated as of the Closing Date, to the foregoing effect.

(d) Opinion of Counsel. The Company shall have delivered to the Buyer the opinion of Cooley Godward Kronish LLP, dated as of the Closing Date in the form of Exhibit D attached hereto.

(e) Delivery of Notes. The Company shall have executed and delivered to the Buyer the Notes (in such denominations of not less than One Thousand United States Dollars ($1,000) as the Buyer shall reasonably request) for the Notes; provided, that Notes eligible for services through DTC shall be issued, countersigned, registered and delivered in global certificate form through the facilities at DTC in such names, denominations and account as the Buyer shall specify.

(f) Reservation of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock equal to the Reservation Amount.

(g) Good Standing Certificates. The Company shall have delivered to the Buyer (i) a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware and (ii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, each of (i) and (ii) as of a date that is within ten (10) days of the Closing Date.

(h) Secretary’s Certificate. The Company shall have delivered to the Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (i) adoption of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) of this Agreement and in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(i) Filings; Authorizations. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by the Transaction Documents and such authorizations, approvals and permits shall be effective as of the Closing Date.

(j) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Transaction Documents, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

(k) No Material Adverse Effect. Between the time of execution of this Agreement and the Closing Date, no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business).

(l) No Stop Orders. No stop order or suspension of trading shall have been imposed by the Principal Market, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock.

(m) Transfer Agent. The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(n) PORTAL. The Notes shall have been (i) approved for trading on the PORTAL Market, subject only to notice of issuance at or prior to the time of purchase, and (ii) eligible for clearance and settlement on DTC.

SECTION 7. Termination.

In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Buyer for the expenses described in Section 4(h) above.

SECTION 8. Indemnification.

(a) Indemnification of the Buyer. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and Piper Jaffray’s agreement to act as exclusive placement agent and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Piper Jaffray and the Buyer and their respective directors, officers, shareholders, members, affiliates, partners, employees and agents (each, an “Indemnitee”) from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Claims”) that any such Indemnitee may suffer or incur as a result of or relating to (i) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement or (ii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action) brought on behalf of the Company and arising out of or resulting from (1) the Company’s execution, delivery or performance of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (2) any transaction financed or to be financed by the Company in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (3) any disclosure made by the Buyer pursuant to Section 4(f). In addition to the indemnity contained herein, the Company will reimburse each Indemnitee for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims which is permissible under applicable law.

(b) Procedures for Indemnification. Promptly after an Indemnitee has knowledge of any Claim as to which such Indemnitee reasonably believes indemnity may be sought or promptly after such Indemnitee receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnitee shall, if a Claim in respect thereof is to be made against the Company under this Section 8, deliver to the Company a written notice of such Claim, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and the Company; provided, further, that the Company shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Claim. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a full release from all liability in respect to such Claim, action and proceeding. The failure to deliver written notice to the Company as provided in this Agreement shall not relieve the Company of any liability to the Indemnitee under this Section 8, except to the extent that the Company is materially prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Claims are incurred.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION 9. Miscellaneous.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(d) Entire Agreement. This Agreement, the Registration Rights Agreement, the Indenture and the Notes and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement, the Indenture and the Notes supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(e) Amendment and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Buyer.

(f) Survival. The representations, warranties, covenants and agreements of the Buyer and the Company set forth herein shall survive the Closing.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile before 5:00 p.m. (San Francisco time); (iii) one (1) Business Day after, when sent by facsimile after 5:00 p.m. (San Francisco time), or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Monogram Biosciences Inc.
345 Oyster Point Boulevard
South San Francisco, California 94080
Attention: Chief Executive Officer
Telephone: (650) 635-1100
Facsimile: (650) 635-1111

with a copy to:

Attention: General Counsel
Telephone: (650) 635-1100
Facsimile: (650) 635-1111

with a further copy (for informational purposes only) to:

Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121
Telephone: (858) 550-6070
Facsimile: (858) 550-6420
Attention: Steven M. Przesmicki, Esq.

If to Piper Jaffray:

Piper Jaffray & Co.
345 California Street, Suite 2100
San Francisco, California 94104
Telephone: (415) 277-1500
Facsimile: (415) 984-5121
Attention: Mr. Brendan Dyson

with a copy to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue NW
Washington, DC 20036
Telephone: (202) 955-8500
Facsimile: (202) 467-0539
Attention: Brian Lane, Esq.

If to the Buyer:

c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
Telephone: (212) 287-4720
Facsimile: (212) 751-0755
Attention: Ari J. Storch
Adam J. Chill

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and, to the limited extent provided in Sections 9(l) and (n), Piper Jaffray, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(k) Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors and permitted assigns, including any permitted subsequent holders of the Securities and shall inure to the benefit of those persons and, to the extent provided in Section 9(i), Piper Jaffray. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation, except pursuant to a merger or consolidation permitted under Article XII of the Indenture or pursuant to a Change of Control (as defined in the Indenture) with respect to which the Company is in compliance with the terms of the Indenture and the Notes. Other than in connection with a sale pursuant to the Registration Rights Agreement, the Buyer may assign some or all of its rights and obligations hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and provided, further, that such assignment shall be in connection with a transfer of all or a portion of the Notes held by the Buyer and subject to the terms and conditions of the Notes. If any such assignments and transfers are made by the Buyer in accordance with the provisions of this Section 9(k), all consents of the Buyer contemplated by this Agreement, to be effective, must be made by the holders of at least 66 2/3% of the Conversion Shares, determined as if all of the Notes then outstanding have been converted into Conversion Shares without regard to any limitations on conversion of the Notes; provided that for these purposes any Securities owned directly or indirectly by the Company shall be deemed not to be outstanding.

(l) Publicity. The Company and Piper Jaffray shall have the right to approve before issuance any press releases or any other public statements by Buyer with respect to the transactions contemplated by the Transaction Documents; provided, however, that neither the Company nor Piper Jaffray shall have the right to issue a press release referring to the Buyer or its affiliates without the Buyer’s prior written consent. Piper Jaffray has the right to describe its services to the Company in connection with the Offering and to reproduce the Company’s name and logo in its advertisements, marketing materials and equity research reports, if any, in the form previously approved by the Company and subject to the prior approval of the Company, which shall not be unreasonably withheld, such additional uses as Piper Jaffray may from time to time request.

(m) Termination. In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 of this Agreement (and the nonbreaching party’s failure to waive such unsatisfied conditions), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, and any and all funds paid hereunder by the Buyer shall be returned to the Buyer no later than the close of business on the Business Day following such termination; provided, however, that if this Agreement is terminated pursuant to this Section 9(l) by the Buyer, the Company shall remain obligated to reimburse the Buyer for the expenses described in Section 4(i) of this Agreement.

(n) Placement Agent. The Company acknowledges that it has engaged Piper Jaffray as placement agent in connection with the sale of the Notes. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(o) Remedies. The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(p) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

“COMPANY” MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
Name:	William D. Young
Title:	Chief Executive Officer

“BUYER” HIGHBRIDGE INTERNATIONAL LLC

By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Adam J. Chill
Adam J. Chill, Managing Director

EXHIBIT A

FORM OF INDENTURE

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF TRANSFER AGENT INSTRUCTIONS

[            ], 2007

VIA FEDERAL EXPRESS

[Address]

Attn: [            ]

Re:	Reservation of Shares of Common Stock Pursuant to Sale by Monogram Bioscience, Inc. of $30,000,000 in Principal Amount of 0% Convertible Senior Unsecured Notes due 2026

Ladies and Gentlemen:

Monogram Bioscience, Inc., a Delaware corporation (the “Company”), has agreed to sell to Highbridge International LLC (the “Buyer”), on the date hereof, pursuant to that certain Securities Purchase Agreement dated as of January 11, 2007, by and between the Company and the Buyer (the “Securities Purchase Agreement”)Thirty Million United States Dollars ($30,000,000) in principal amount of 0% Convertible Senior Unsecured Notes due 2026 (the “Notes”) issued pursuant to an Indenture dated as of January 12, 2007 (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee, convertible into shares of the common stock, $0.001 par value per share (the “Common Stock”) of the Company. Capitalized terms used herein without definition have the meanings assigned to them in the Securities Purchase Agreement.

You are hereby instructed to:

Establish as of the date of this letter a reserve of [            ] shares of Common Stock for issuance to holders of Notes equal to the sum of the maximum number of (i) Conversion Shares issuable upon conversion of their Notes and (ii) Additional Shares issuable pursuant to the terms of the Indenture (the “Conversion Share Reserve”). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof in accordance with the terms of the Indenture.

A registration statement on Form S-3 to register the Common Stock issuable out of the Conversion Share Reserve (the “Registration Statement”) will be filed with the Securities and Exchange Commission (the “Commission”) on or before [            ], 2007. We will forward to you copies of the filing promptly after it is declared or deemed effective by the Commission.

Until a Security has been transferred pursuant to an effective registration statement or pursuant to Rule 144, or may be sold in accordance with Rule 144(k), the certificates evidencing the shares of Common Stock issued out of the Conversion Share Reserve will bear the restrictive legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

Certificates evidencing Conversion Shares held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company will bear the restrictive legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

We have enclosed a copy of the Securities Purchase Agreement.

Please be advised that the Buyer has relied upon this instruction letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, the Buyer is a third party beneficiary to these instructions.

Please sign in the space provided below to evidence your acceptance and acknowledgment of your responsibilities under this letter. Please call me at [( ) ] if you require any further information. Thank you for your assistance.

Very truly yours,

MONOGRAM BIOSCIENCE, INC.

By:

Its:

Acknowledged and Agreed:

[Name]